UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 06, 2026

Cardiff Oncology, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35558	27-2004382
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11055 Flintkote Avenue
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 952-7570

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRDF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2026, Cardiff Oncology, Inc. (the “Company”) announced that Josh Muntner has been appointed the Company’s Chief Financial Officer effective April 6, 2026. Mr. Muntner’s base salary is $475,000 per year with a 40% annual discretionary bonus. In addition, Mr. Muntner was granted non-qualified stock options to purchase 486,650 shares of the Company’s common stock as an inducement grant in accordance with Nasdaq Listing Rule 5635(c)(4). The option has an exercise price of $1.58 per share, the closing price on the grant date. The option vests over four years with 25% vesting after 12 months and the remaining shares vesting monthly over the following 36 months, subject to Mr. Muntner’s continued employment with the Company on such vesting dates.

There are no arrangements or understandings between Mr. Muntner and any other person pursuant to which he was selected as an officer of the Company, and there is no family relationship between Mr. Muntner and any of the Company’s other directors or executive officers.

In addition, on April 9, 2026, the Company announced that Ajay Aggarwal, MD, MBA has been appointed the Company’s Chief Operating Officer, effective April 27, 2026. Dr. Aggarwal’s base salary is $490,000 with a 40% annual discretionary bonus. In addition, Dr. Aggarwal is expected to be granted 400,000 stock options.

There are no arrangements or understandings between Dr. Aggarwal and any other person pursuant to which he was selected as an officer of the Company, and there is no family relationship between Dr. Aggarwal and any of the Company’s other directors or executive officers.

Further, the Company announced on April 9, 2026 that Mani Mohindru, Ph.D. has been appointed as the Company’s President and Chief Executive Officer, following her time as Interim Chief Executive Officer. Dr. Mohindru’s base salary is $655,000 per year with a $100,000 bonus and 55% annual discretionary bonus. In addition, on February 17, 2026, Dr. Mohindru was granted 200,000 incentive stock options with an exercise price of $1.56 per share, exercisable on May 17, 2026 and on March 31, 2026, an additional 600,000 incentive stock options with an exercise price of $1.62 per share, vesting over four years with 25% vesting after 12 months and the remaining shares vesting monthly over the following 36 months, subject to Dr. Mohindru’s continued employment with the Company on such vesting dates.

Item 8.01 Other Events.

On April 9, 2026, the Company issued a press release announcing the appointment of Dr. Mohindru as President and CEO, Mr. Muntner as Chief Financial Officer and Dr. Aggarwal as Chief Operating Officer. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Cardiff Oncology, Inc. dated April 9, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIFF ONCOLOGY, INC.

Date:	April 9, 2026	By:	/s/ Mani Mohindru
Mani Mohindru Chief Executive Officer